EXHIBIT 6.6

CONSIGNMENT AGREEMENT

This Consignment Agreement (this “Agreement”) is entered into effective September 15, 2025 (the “Effective Date”), by and between aShareX Holdings, LLC, a Delaware limited liability company (“Consignee”), and [***REDACTED], (“Consignor,” and together with Consignee, each a “Party” and collectively the “Parties”), with reference to the following.

A. Consignor is the representative of all the co-owners (the “Co-Owners”) of the collectible car or cars identified in the attached Exhibit A having the features or attributes set forth therein (the “Asset”). In accordance with the agreement between the Consignor and the Co-Owners, the Consignor is authorized to act as representative of all the Co-Owners with respect to the use, management, repair and sale of the Asset and to take all measures, at its own discretion, under its own name, on behalf of the Co-Owners, that it deems appropriate in line its role of representative.

B. Consignee is the managing member of various series formed by aShareX Series LLC, a Delaware series liability company (the “LCC”), to purchase and own fine art, collectibles and alternative assets.

C. Consignee has formed, or is in the process of forming, a series (the “Series”) to purchase and, through an affiliated entity, own the Asset pursuant to an offering (an “Offering”) set forth in the relevant Offering Circular included in the LLC’s Offering Statement on Form 1-A, as filed with and qualified by the Securities and Exchange Commission (the “Offering Circular”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Offering Circular.

D. In order to facilitate Consignee’s ability to display and demonstrate the Asset to potential investors in the Series, the Parties wish to enter into this Agreement to allow Consignee temporary possession of the Asset and to establish the terms upon which Consignee may purchase it if the Offering is successful.

The Parties hereby agree as follows:

1. CONSIGNMENT.

a. Consignment of Asset. Consignor hereby appoints Consignee as the authorized and exclusive consignee of the Asset during the Consignment Period (as defined below) and agrees to deliver the Asset to Consignee when requested by Consignee upon at least five (5) days prior written notice for the purpose of the Series’ potential purchase of the Asset (the “Purchase”). Such delivery shall exclusively take place at Consignee’s authorized facility, [***REDACTED]. In the event the Purchase is consummated, Consignor shall ensure that the Asset is delivered to and remains at this facility until title has transferred and Consignee has assumed possession in accordance with this Agreement. Funds for consummation of the Purchase will come from the offer and sale of Class A Shares in the Series (“Series Shares”) to investors pursuant to the Offering.

*** Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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b. Consignment Period. During the Consignment Period, Consignee will have the exclusive and irrevocable right, but not the obligation, to Purchase the Asset for the Purchase Price, as defined below. The “Consignment Period” shall commence on the Effective Date until the earliest of (i) the date the Offering is terminated by Consignee as permitted in the Offering Circular, (ii) the Asset is withdrawn from consignment for purchase by Consignee pursuant to Section 3 below, or (iii) this Agreement is terminated pursuant to Section 7 below.

c. Title; Storage; Risk of Loss. Consignor shall retain title to the Asset during the Consignment Period and prior to the Purchase of the Asset. The Asset shall be stored at Consignee’s authorized facilities which are [***REDACTED] and shall be marked to indicate Consignor’s possession and ownership thereof. Consignee shall (a) maintain the Asset in the condition in which it existed on the Effective Date and (b) store the Asset in a safe place with adequate and proper security, limited public access and internal control systems. During the Consignment Period the A set shall be insured by Consignor’s casualty and liability insurance policy or polices and by the insurance policies of the facility owner where the Asset is stored. Except to the extent that an injury, loss or damage directly results from the breach of Consignee’s obligations under this Agreement, Consignee shall have no obligation for any loss or damage to the Asset or for any liability to any third party for its injury, loss or damage, and Consignor shall look solely to its or the facility owner’s insurance policies for recovery in the event of any such loss, damage or injury. Consignee shall not transport the Asset outside of the United Kingdom until the Purchase Price (as defined below) has been fully paid to Consignor and title to the Asset has been validly transferred.

2. PURCHASE PRICE. The Parties agree that if Consignee decides to purchase the Asset, Consignor shall sell the Asset to Consignee for a purchase price of USD $197,391.30 (the “Purchase Price”). Consignor recognizes that Consignee will also charge its investors a Sourcing Fee (as described in the Offering Circular and generally equal to 15% of the Purchase Price) to store, insure, transport and maintain the Asset following its Purchase, and the sum of the Sourcing Fee and Purchase Price is referred to herein as the “Acquisition Cost”. Consignor understands that the Offering cannot be completed (a “Close”) until the Series receives funds from qualified investors equal to the Acquisition Cost. Based on the tax advice they have received, Consignee believes that no VAT, sales, use, transfer or similar tax (a “VAT”) will be imposed on the Consignee’s purchase of the Asset in the United Kingdom given that it is a previously owned vehicle. If Consignee is mistaken in this regard, it will pay the VAT charged by the United Kingdom ( or the United States) on the sale of the Asset and shall indemnify and hold the Consignor harmless against liability for such item. If, however, VAT is imposed by a jurisdiction outside of the United Kingdom or United States in connection with the sale of the Asset, Consignor shall be solely responsible for the payment of the VAT and shall indemnify and hold the Consignee harmless against liability for such item. The Parties will not take a contrary position in any tax filings or reports they make concerning the transaction.

3. WITHDRAWAL OF ASSET FROM CONSIGNMENT; PURCHASE. Consignee may withdraw the Asset from consignment for purchase at any time by delivering a written notice of such withdrawal (the “Withdrawal Notice”) to Consignor specifying the date (the “Purchase Date”) on which the Purchase shall occur; provided, however, that the Purchase Date shall be at least five (5) days after the Withdrawal Notice and no later than forty-five (45) days following the Close of the Offering. Title to the Asset as well as all related obligations and risks shall pass to Consignee upon payment of the full Purchase Price to Consignor. Upon Consignee’s delivery of the Withdrawal Notice as above provided, this Agreement will automatically become an agreement by Consignor to sell the Asset to Consignee and an agreement by Consignee to purchase the Asset from Consignor, in each case upon the terms and conditions set forth herein. If Consignee delivers a Withdrawal Notice, Consignee agrees to pay Consignor the Purchase Price by wire transfer to Consignor of immediately available funds on the Purchase Date. On the Purchase Date, Consignor shall complete and deliver the Odometer Disclosure Statement (a form of which is attached hereto) as well as any other documentation reasonably required in the locality where the Purchase occurs to enable the Series or its designated Affiliate to receive title to the Asset and register it in the transferee’s name.

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4. REPRESENTATIONS AND WARRANTIES OF CONSIGNOR. Consignor represents and warrants to Consignee and Series as of the date hereof and as of the Purchase Date, if applicable, that (a) it has all necessary power and authority to enter into this Agreement on behalf of itself and the Co-Owners, to carry out its and their obligations hereunder and to consummate the transactions contemplated hereby, (b) the execution and delivery by Consignor of this Agreement, and, in the event that the Purchase is effectuated in accordance with the terms of this Agreement, the performance by Consignor of its obligations hereunder and the consummation by Consignor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Consignor and the Co-Owners, (c) to the best of Consignor’s knowledge, the information set forth on Exhibit A is true and accurate in all material respects with regard to the Asset, (d) (i) the Consignor and Co-Owners have good and marketable title to the Asset, free and clear of all liens and encumbrances and (ii) the Consignor has full right, power and authority to effect the sale and delivery of the Asset pursuant to this Agreement, (e) upon the Purchase, including full payment of the Purchase Price, Consignee will receive good and marketable title to the Asset, free and clear of all liens and encumbrances, and (b) this Agreement constitutes a legal, valid and binding obligation of Consignor, enforceable against Consignor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

5. REPRESENTATIONS AND WARRANTIES OF CONSIGNEE. Consignee represents and warrants to Consignor as of the date hereof and as of the Purchase Date, if applicable, that (a) it has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (b) the execution and delivery by Consignee of this Agreement, and, in the event that the Purchase is effectuated in accordance with the terms of this Agreement, the performance by Consignee of its obligations hereunder and the consummation by Consignee of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Consignee, and (c) this Agreement constitutes a legal, valid and binding obligation of Consignee, enforceable against Consignee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

6. INDEMNIFICATION & LIABILITY CAP. Each of the Parties shall defend, indemnify and hold harmless the other Party of, from and against any and all damages, losses, liabilities, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys’ fees) which the other Party may suffer or incur by reason of the indemnifying Party’s breach of its representations, warranties, covenants or obligations under this Agreement. Each Party’s total liability or indemnity obligation arising out or relating to this Agreement, regardless of cause or theory of recovery, is limited to the Purchase Price.

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7. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned (i) at any time prior to the Purchase by the mutual written consent of the Parties, or (ii) by any Party if Consignee has been unable to Close the Offering or otherwise pay the Purchase Price by the 90-day anniversary of the Effective Date. In the event that this Agreement is terminated in accordance with clause (i) of this Section 7, Consignee shall return the Asset to Consignor at Consignor’s expense or, if this Agreement is terminated under clause (ii), at Consignee’s expense, and this Agreement shall be of no further force or effect, provided, that Sections 6, 7, 8, 9, 10, 11 and 12 and 13 shall survive such termination and continue in full force and effect.

8. SPECIFIC PERFORMANCE. PROVIDED THE PURCHASE PRICE IS PAID IN ACCORDANCE CONSIGNOR AGREES THAT CONSIGNEE WILL INCUR IRREPARABLE DAMAGE IF CONSIGNEE DOES NOT RECEIVE GOOD AND MARKETABLE TITLE TO, AS WELL AS PHYSICAL POSSESSION OF, THE ASSET ON THE PURCHASE DATE, IF ANY, AND THAT CONSIGNEE SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF THE TERMS OF THIS AGREEMENT (INCLUDING THE CONVEYANCE OF GOOD AND MARKETABLE TITLE TO THE ASSET, FREE OF ALL ENCUMBRANCES), IN ADDITION TO ANY OTHER REMEDY TO WHICH IT IS ENTITLED AT LAW OR IN EQUITY.

9. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the United Kingdom. In the event of any dispute between the Parties, including its validity, interpretation or enforceability, the matter shall be referred to and finally resolved by the London Court of International Arbitration (the “LCIA”) and the LCIA Rules shall govern the resolution of the dispute. The LCIA Rules are incorporated into this Agreement by reference made in this Section 9. The arbitration shall be held in London, England before one arbitrator selected in accordance with the LCIA Rules. Each of the Parties irrevocably submits to the exclusive jurisdiction of the LCIA in administering their dispute.

10. SURVIVAL. Subject to Section 7, the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the execution of this Agreement and the Purchase Date for the applicable statute of limitations regardless any investigation made by the Party making the claim hereunder.

11. NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective Party at the set forth under its signature or such other address as the Party may hereafter specify by notice to the other Party given in accordance with this Section 11.

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12. CONFIDENTIALITY. The Parties agree to keep the terms and existence of this Agreement as well as any information exchanged under this Agreement confidential unless agreed otherwise between the Parties. Notwithstanding the foregoing, the Parties may disclose the terms and existence of this Agreement to their affiliates, employees, officers, directors, consultants or professional advisors who have a need to know such information for the purposes of this Agreement, or to their third-party service providers, subcontractors or vendors as necessary to carry out their obligations under this Agreement.

13. MISCELLANEOUS. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by this Agreement. It may not be modified or amended except by a writing signed by the Parties and is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. Neither Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other Party. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. Any provision in this Agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the Parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Parties have read, understand, and agree to the terms of this Agreement and are duly advised and have had the opportunity to consult with counsel regarding this Agreement.

Each of the undersigned has caused this Consignment Agreement to be duly executed and delivered as of the date first written above.

CONSIGNOR:

[________________________________________]

By:
Name:
Title:	CEO
Email:
Address:

By:
Name:
Title:	Head of Investments
Email:
Address:

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CONSIGNEE:

ASHAREX HOLDINGS, LLC

By:
Name:	Alan Snyder
Title:	CEO
Email:	asnyder@shinnecock.com
Address:	10990 Wilshire Blvd., Suite 1150, Los Angeles, CA 90024

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Exhibit A to Consignment Agreement

VEHICLE INFORMATION

Make/Model	Ferrari 328 GTS
Year of Manufacture	1988
VIN	ZFFWA20B000077722
Odometer Reading (day of consignment)	1,350 miles
Transmission	5-Speed Manual
Engine No.	FER13241
Exterior	Rosso Corsa
Interior	Crema Leather
Configuration	LHD
Tires	2019 Pirelli P-Zero
Tax Status	All taxes paid
Registration Status	Registered
HPI Status	Clear
Manufacturer Tool Kit	Yes
Factory Equipment	Full Original Factory Equipment
Number of Owners	2

*** Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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ODOMETER DISCLOSURE STATEMENT

United States Federal law (and State law, if applicable) requires Consignor state the mileage upon transfer of ownership.  Failure to complete or provide a false statement may result in fines and/or imprisonment.

I, _____________________________________________

(Transferor’s name, print)

state that the odometer now reads __________________   ☐ Mi     ☐ Km

and to the best of my knowledge that it reflects the ACTUAL MILEAGE of the vehicle described below, UNLESS one of the following statements is checked.

☐	1.	I hereby certify that to the best of my knowledge the odometer reading reflects the amount of mileage IN EXCESS OF ITS MECHANICAL LIMITS.

☐	2.	I hereby certify that the odometer reading is NOT THE ACTUAL MILEAGE. WARNING - ODOMETER DISCREPANCY

MAKE:	MODEL:	BODY TYPE:
VIN:		YEAR:

TRANSFEROR’S SIGNATURE:	DATE OF STATEMENT:
TRANSFEROR’S NAME (PRINTED):
ADDRESS:	CITY:
STATE:	ZIP:

Form must be completed utilizing printed and signed names of individuals, not companies or organizations.  Same individual may not sign as both transferor and transferee.

TRANSFEREE’S SIGNATURE:	DATE OF STATEMENT:
TRANSFEREE’S NAME (PRINTED):
ADDRESS:	CITY:
STATE:	ZIP:

*** Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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